Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

AS ADOPTED PURSUANT TO § 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”), as filed by Novatel Wireless, Inc. (the “Company”) with the Securities and Exchange Commission, each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 31, 2009	/S/ PETER LEPARULO
Peter Leparulo Chairman and Chief Executive Officer (principal executive officer)

/S/ KENNETH LEDDON
Kenneth Leddon Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.